Asset guarantee provides significant downside protection

Assets ($B) – as of 11/21/08

Loans:	
First Mortgages	$98.9
Second Mortgages	55.2
Retail Auto Loans	16.2
Other Consumer Loans	21.3
Total Consumer Loans	$191.6
CRE loans	$12.4
Leveraged Finance Loans	2.3
Other Corporate Loans	11.1
Total Corporate Loans	$25.8

Securities:	
Alt-A	$11.4
SIVs	6.4
CRE	2.1
Other	12.0
Total Securities	$31.9
Unfunded Lending Commitments (ULC)	
2nd mortgages	$22.4
Other consumer loans	5.2
Leveraged Finance	0.2
CRE	5.4
Other Commitments	18.3
Total ULC	$51.5

Total Covered Assets: $301 billion